UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 28, 2007

UTSTARCOM, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-29661	52-1782500
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1275 Harbor Bay Parkway

Alameda, California 94502

(Address of principal executive offices)    (Zip code)

(510) 864-8800

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 28, 2007, UTStarcom, Inc. (the “Company”) announced that Peter Blackmore, age 60, will join the Company as its new President and Chief Operating Officer, effective July 2, 2007.  On June 28, 2007, the Company issued a press release entitled “UTStarcom Introduces Peter Blackmore as New Chief Operating Officer,” a copy of which is attached as Exhibit 99.1 and is incorporated herein by reference.

Mr. Blackmore joins the Company from Unisys Corporation, where he served as executive vice president in charge of worldwide sales, marketing and technology since 2005.  Prior to joining Unisys in 2005, Mr. Blackmore served as executive vice president of the Customer Solutions Group at Hewlett-Packard Company from 2004 and as executive vice president of the Enterprise Systems Group at Hewlett-Packard from 2002 to 2004.  From 1991 until its acquisition by Hewlett-Packard in 2002, Mr. Blackmore was with Compaq Computer Corporation, serving in a number of senior management positions, most recently as executive vice president of worldwide sales and services from 2000 to 2002.

On May 27, 2007, the Company entered into an offer letter with Mr. Blackmore (the “Offer Letter”), pursuant to which Mr. Blackmore was offered the position of President and Chief Operating Officer of the Company.  The Offer Letter provides that Mr. Blackmore shall, upon commencement of employment with the Company, receive (i) an annual salary of $800,000, which shall never be reduced below the current level, (ii) a signing bonus of $100,000, (iii) an annual bonus equal to 100% of Mr. Blackmore’s annual salary, based upon the Company’s performance and achievement of mutually agreed upon performance objectives (an annual bonus for the 2007 calendar year of 50% of Mr. Blackmore’s annual salary is guaranteed), and (iv) upon approval of the Board of Directors of the Company (the “Board”), a restricted cash award equal to $5,200,000, payable over a four (4) year period as follows: (a) $4,000,000 will vest as follows: $1,000,000 will vest and become payable on each annual anniversary of Mr. Blackmore’s employment start date, subject to his continuing to provide services to the Company through each applicable vesting date, and (b) an additional $300,000 will vest and become payable on the first anniversary of the date of grant, and $25,000 will vest each month thereafter, subject to his continuing to provide services to the Company through each applicable vesting date.  In the event of Mr. Blackmore’s death or disability all amounts under (iv) above will accelerate in full.

Additionally, pursuant to the terms of the Offer Letter, the Company entered into a Change of Control/Involuntary Termination Severance Agreement with Mr. Blackmore, effective as of July 2, 2007 (the “Change of Control Agreement”).  The Change of Control Agreement has a term of three (3) years.  Following the expiration of the three-year term, Mr. Blackmore and the Company may, but are not obligated to, enter into a new agreement.  If Mr. Blackmore’s employment continues following the expiration of the three-year term, and the Company and Mr. Blackmore do not enter into a new agreement, the terms of the Change of Control Agreement shall continue in effect until the parties agree otherwise.

The Change of Control Agreement provides that if Mr. Blackmore remains employed with the Company through the date that is the twelve (12)-month anniversary of the effective date of the Change of Control Agreement (the “Trigger Date”) and he is not offered the position of Chief Executive Officer of the Company on or before the Trigger Date, he shall be entitled to the following benefits: (i) twelve (12) months of Mr. Blackmore’s base salary as in effect as of the Trigger Date, less applicable withholding, payable in a lump sum within thirty (30) days of the Trigger Date; (ii) one hundred percent (100%) of Mr. Blackmore’s full annual performance target bonus for the year of the Trigger Date, payable in a lump sum within thirty (30) days of the Trigger Date; (iii) all equity awards, including without limitation stock option grants, restricted stock and stock purchase rights, granted by the Company to Mr. Blackmore shall become fully vested, or, as applicable, released from the Company’s repurchase right and exercisable as of the Trigger Date to the extent such equity awards are outstanding and unexercisable or unreleased at such date; and (iv) all outstanding restricted cash awards granted to Mr. Blackmore shall become fully vested, payable in a lump sum within thirty (30) days of the Trigger Date.  The Board and Mr. Blackmore may mutually agree in writing to extend the Trigger Date beyond the twelve (12)-month anniversary of the effective date of the Change of Control Agreement; provided, however, the Trigger Date cannot be extended beyond February 13, 2009.

The Change of Control Agreement further provides that if Mr. Blackmore’s employment with the Company is involuntarily terminated by the Company, or terminated by Mr. Blackmore for good reason, at any time within eighteen (18) months after a change of control, he shall be entitled to the following severance benefits: (i) twenty-four (24) months of Mr. Blackmore’s base salary as in effect as of the date of such termination, less applicable withholding, payable in a lump sum within thirty (30) days of the termination; (ii) two hundred percent (200%) of Mr. Blackmore’s full annual performance target bonus and a monthly pro rated amount of his full annual performance bonus for the year in which the termination occurs, payable in a lump sum within thirty (30) days of the termination; (iii) all equity awards, including without limitation stock option grants, restricted stock and stock purchase rights, granted by the Company to Mr. Blackmore prior to the change of control shall become fully vested, or, as applicable, released from the Company’s repurchase right and exercisable as of the date of the termination to the extent such equity awards are outstanding and unexercisable or unreleased at the time of such termination, and shall be exercisable for twelve (12) months from the date of termination; (iv) all outstanding restricted cash awards granted to Mr. Blackmore shall become fully vested, payable in a lump sum within thirty (30) days of the termination; and (v) up to 12 months of continuing health coverage and benefits.

In addition, the Change of Control Agreement provides that if Mr. Blackmore’s employment with the Company is involuntarily terminated by the Company, or terminated by Mr. Blackmore for good reason, during the term of this Change of Control Agreement apart from a change of control, he shall be entitled to the following severance benefits: (i) twelve (12) months of Mr. Blackmore’s base salary as in effect as of the date of such termination, less applicable withholding, payable in a lump sum within thirty (30) days of the termination; (ii) one hundred percent (100%) of Mr. Blackmore’s full annual performance target bonus for the year in which the termination occurs, payable in a lump sum within thirty (30) days of the termination; (iii) all equity awards, including without limitation stock option grants, restricted stock and stock purchase rights, granted by the Company to Mr. Blackmore shall become fully vested, or, as applicable, released from the Company’s repurchase right and exercisable as of the date of the termination to the extent such equity awards are outstanding and unexercisable or unreleased at the time of such termination, and shall be exercisable for twelve (12) months from the date of termination; (iv) all outstanding restricted cash awards granted to Mr. Blackmore shall become fully vested, payable in a lump sum within thirty (30) days of the termination; and (v) up to 12 months of continuing health coverage and benefits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

99.1         Press release entitled “UTStarcom Introduces Peter Blackmore as New Chief Operating Officer.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UTSTARCOM, INC.

Date: June 28, 2007	By:	/s/ Francis P. Barton
	Name:	Francis P. Barton
	Title:	Executive Vice President and Chief Financial Officer

INDEX TO EXHIBITS

Exhibit Number	Exhibit Title
99.1	Press Release entitled “UTStarcom Introduces Peter Blackmore as New Chief Operating Officer.”